UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2010

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA		95051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 553-2424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 10, 2010, Agilent Technologies, Inc., a Delaware corporation (“Agilent”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with JDS Uniphase Corporation, a Delaware corporation (“JDSU”).  Under the terms of the Asset Purchase Agreement, JDSU will acquire substantially all of the assets of Agilent and its affiliates that relate to the design, development, research, manufacture, supply, distribution, sale, support and maintenance of the Agilent Network Protocol Test Products, Agilent Wireless Drive Test Systems and Agilent Network Service Assurance and Test Systems (excluding the Agilent N2X and Agilent Network Tester products) and the provision of services relating to such products (the “Business”), and assume certain liabilities of Agilent relating to the Business, for a cash purchase price of $165 million, subject to a post-closing working capital adjustment.

The acquisition is scheduled to close, subject to certain customary closing conditions, upon the receipt of customary government approvals related to anti-trust and competition laws.  If the closing has not occurred by August 2, 2010, which may be extended to September 2, 2010 under certain circumstances, either party may terminate the Asset Purchase Agreement without penalty.

Under the Asset Purchase Agreement, JDSU will offer employment to the employees of the Business.  JDSU and Agilent have also entered into a Transition Services Agreement under which Agilent will provide to JDSU, for agreed upon fees and beginning on the date of the closing, certain services through June 30, 2010 and certain other services through August 31, 2010 (subject to earlier termination by JDSU under certain circumstances).

The Asset Purchase Agreement contains customary representations, warranties and covenants.  Each party has agreed to indemnify the other for (i) subject to certain limitations, losses arising out of breaches of representations, warranties and covenants in the Asset Purchase Agreement and in certain related documents and (ii) liabilities that, in the case of JDSU, are excluded from the transaction and, in the case of Agilent, are assumed by JDSU.

Agilent expects to file a copy of the Asset Purchase Agreement as an exhibit to its Form 10-Q for the quarter ending January 31, 2010. We encourage you to read the Asset Purchase Agreement for a more complete understanding of the transaction. The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement.

On February 11, 2010, Agilent issued a press release announcing the entry into the Asset Purchase Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release dated February 11, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

By:	/s/ Stephen D. Williams
Name:	Stephen D. Williams
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: February 16, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 11, 2010.